Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

THIRD FISCAL QUARTER 2016

IRVINE, Calif. — April 28, 2016 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $2.8 billion and net income of $74 million, or $0.32 per share, for its third fiscal quarter ended Apr. 1, 2016. On a non-GAAP basis, net income was $283 million, or $1.21 per share. In the year-ago quarter, the company reported revenue of $3.5 billion and net income of $384 million, or $1.63 per share. Non-GAAP net income in the year-ago quarter was $441 million, or $1.87 per share.

The company generated $485 million in cash from operations during the third fiscal quarter, ending with total cash and cash equivalents of $5.9 billion. On Feb. 10, 2016, the company declared a cash dividend of $0.50 per share of its common stock, which was paid on Apr. 15, 2016.

“We continue to manage our business effectively in a dynamic storage demand environment,” said Steve Milligan, chief executive officer. “Computer usage continues to shift from PCs to mobile devices and enterprise workloads are moving increasingly to cloud-based architectures. Our strategy to become a broad-based provider of media-agnostic storage solutions anticipates these and other trends. After we complete the acquisition of SanDisk, we will be better positioned to address and capitalize on these changes and opportunities, with the storage industry’s broadest set of products, a rich technology portfolio, and an experienced team in both rotating magnetic and non-volatile memory.”

Western Digital Announces Financial Results for Third Quarter Fiscal 2016

The company indicated that it continues to expect to complete its planned acquisition of SanDisk in the June quarter.

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. A quarterly fact sheet including our guidance for the fourth fiscal quarter 2016 will also be posted on the same website. The telephone replay number is 1-855-859-2056 in the U.S. or +1-404-537-3406 with passcode 8888801675 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Western Digital Corporation (“Western Digital”) is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Its products are marketed under the HGST and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition of SanDisk Corporation (“SanDisk”) (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital’s (and Western Digital’s and SanDisk’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy,

Western Digital Announces Financial Results for Third Quarter Fiscal 2016

budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital (and the combined businesses of Western Digital and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Western Digital’s expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Western Digital is unable to predict or control, that may cause actual results, performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect new information or events.

Western Digital Announces Financial Results for Third Quarter Fiscal 2016

This document contains financial measures defined as non-GAAP by the SEC. We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.

Risks and uncertainties related to the proposed merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. In addition to the factors set forth above, other factors that may affect Western Digital’s or SanDisk’s plans, results or stock price are set forth in Western Digital’s and SanDisk’s respective filings with the SEC, including Western Digital’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and

Western Digital Announces Financial Results for Third Quarter Fiscal 2016

Current Reports on Form 8-K and Western Digital’s most recent registration statement on Form S-4 referenced below. Many of these factors are beyond Western Digital’s and SanDisk’s control. Western Digital and SanDisk caution investors that any forward-looking statements made by Western Digital or SanDisk are not guarantees of future performance. Neither Western Digital nor SanDisk intend, or undertake any obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Important Additional Information and Where to find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed merger, Western Digital filed a registration statement on Form S-4 with the SEC on Dec. 11, 2015, as amended by Amendment No. 1, dated Jan. 27, 2016 and by Amendment No. 2, dated Feb. 5, 2016, which was declared effective by the SEC on Feb. 5, 2016, and Western Digital filed the definitive proxy statement/prospectus on Feb. 5, 2016. Western Digital and SanDisk began to mail the definitive joint proxy statement/prospectus to their respective shareholders on Feb. 5, 2016. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s shareholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.

Western Digital Announces Financial Results for Third Quarter Fiscal 2016

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Apr. 1, 2016	July 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,887	$5,024
Short-term investments	146	262
Accounts receivable, net	1,254	1,532
Inventories	1,227	1,368
Other current assets	226	331

Total current assets	8,740	8,517
Property, plant and equipment, net	2,687	2,965
Goodwill	2,766	2,766
Other intangible assets, net	268	332
Other non-current assets	486	601

Total assets	$14,947	$15,181

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,571	$1,881
Accrued expenses	579	470
Accrued compensation	282	330
Accrued warranty	146	150
Revolving credit facility	—	255
Current portion of long-term debt	203	156

Total current liabilities	2,781	3,242
Long-term debt	2,000	2,156
Other liabilities	557	564

Total liabilities	5,338	5,962
Total shareholders’ equity	9,609	9,219

Total liabilities and shareholders’ equity	$14,947	$15,181

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 1,	Apr. 3,	Apr. 1,	Apr. 3,
	2016	2015	2016	2015
Revenue, net	$2,822	$3,550	$9,499	$11,381
Cost of revenue	2,069	2,518	6,885	8,090

Gross profit	753	1,032	2,614	3,291

Operating expenses:
Research and development	359	402	1,133	1,265
Selling, general and administrative	166	199	565	583
Charges related to arbitration award	—	—	32	15
Employee termination, asset impairment and other charges	140	10	223	72

Total operating expenses	665	611	1,953	1,935

Operating income	88	421	661	1,356
Net interest and other	(8)	(9)	(23)	(26)

Income before income taxes	80	412	638	1,330
Income tax expense	6	28	30	85

Net income	$74	$384	$608	$1,245

Income per common share:
Basic	$0.32	$1.66	$2.62	$5.34

Diluted	$0.32	$1.63	$2.60	$5.23

Weighted average shares outstanding:
Basic	233	231	232	233

Diluted	234	236	234	238

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 1,	Apr. 3,	Apr. 1,	Apr. 3,
	2016	2015	2016	2015
Operating Activities
Net income	$74	$384	$608	$1,245
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	246	285	734	864
Stock-based compensation	42	37	121	117
Deferred income taxes	(32)	(22)	(17)	9
Gain from insurance recovery	—	—	—	(37)
Loss on disposal of assets	7	2	13	14
Non-cash portion of employee termination, asset impairment and other charges	18	(7)	36	12
Changes in operating assets and liabilities, net	130	5	133	(470)

Net cash provided by operating activities	485	684	1,628	1,754

Investing Activities
Purchases of property, plant and equipment	(133)	(150)	(433)	(456)
Acquisitions, net of cash acquired	—	(241)	—	(247)
Purchases of investments	(54)	(92)	(462)	(687)
Proceeds from sales and maturities of investments	641	35	907	665
Proceeds from sale of property, plant and equipment	—	—	—	7
Other investing activities, net	(11)	(10)	(23)	6

Net cash provided by (used in) investing activities	443	(458)	(11)	(712)

Financing Activities
Employee stock plans, net	14	48	17	112
Repurchases of common stock	—	(240)	(60)	(772)
Dividends paid to shareholders	(116)	(93)	(347)	(280)
Repayment of debt	(302)	(31)	(364)	(94)

Net cash used in financing activities	(404)	(316)	(754)	(1,034)

Net increase (decrease) in cash and cash equivalents	524	(90)	863	8
Cash and cash equivalents, beginning of period	5,363	4,902	5,024	4,804

Cash and cash equivalents, end of period	$5,887	$4,812	$5,887	$4,812

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 1,	Apr. 3,	Apr. 1,	Apr. 3,
	2016	2015	2016	2015
GAAP net income	$74	$384	$608	$1,245
Non-GAAP adjustments:
Amortization of acquired intangible assets	22	44	71	135
Employee termination, asset impairment and other charges	140	10	223	72
Charges related to cost saving initiatives	49	—	86	—
Charges related to arbitration award	—	—	32	15
Acquisition-related charges	16	3	43	3
Insurance recoveries	—	—	—	(37)
Other charges	2	—	8	51
Income tax adjustments	(20)	—	(48)	—

Non-GAAP net income	$283	$441	$1,023	$1,484

Diluted net income per common share:
GAAP	$0.32	$1.63	$2.60	$5.23

Non-GAAP	$1.21	$1.87	$4.37	$6.24

Weighted average shares outstanding:
Diluted	234	236	234	238

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP net income and Non-GAAP diluted net income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods.

These Non-GAAP measures exclude amortization of acquired intangible assets; employee termination, asset impairment and other charges; charges related to cost saving initiatives; charges related to arbitration award; acquisition-related charges; insurance recoveries; other charges; and income tax adjustments. We exclude these items for purposes of calculating these Non-GAAP measures to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in prior periods.

As described above, we exclude the following items from our Non-GAAP measures:

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency and are not a part of the ongoing operation of our business.

Charges related to cost saving initiatives. In connection with the transformation of our business, starting in the 2nd quarter of fiscal 2016, we incur charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which are not part of the ongoing operation of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets.

Charges related to arbitration award. In relation to an arbitration award for claims brought against the Company by Seagate Technology LLC, which was satisfied in October 2014, and the related dispute over the calculation of post-award interest, we have recorded loss contingencies. The resulting expense is inconsistent in amount and frequency.

Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, retention bonuses, and changes to the fair value of contingent consideration. We may also experience other one-time accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and have no direct correlation to the operation of our business.

Insurance recoveries. From time-to-time, we receive insurance recoveries related to losses or other events which occurred in a prior period. Such recoveries are inconsistent in amount and frequency.

Other charges. From time-to-time, we sell investments or other assets which are not considered strategic or necessary to our business; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.